SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): May 17, 2000


                              NTL INCORPORATED
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             (Exact Name of Registrant as Specified in Charter)


    Delaware                         0-30673                  13-4105887
---------------                    -----------              --------------
(State or Other Jurisdiction       (Commission              (IRS Employer
of Incorporation)                  File Number)            Identification No.)


   110 East 59th Street, New York, New York                          10022
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  (Address of Principal Executive Offices)                          (Zip Code)


     Registrant's telephone number, including area code: (212) 906-8440
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       (Former Name or Former Address, if Changed Since Last Report)





Item 2.  Acquisition or Disposition of Assets.

        (i) On May 30, 2000, NTL Incorporated completed its acquisition of the residential cable assets ("CWC ConsumerCo") of Cable & Wireless Communications plc ("CWC"). On July 26, 1999, NTL announced that with the support of France Telecom S.A., it had agreed to acquire CWC ConsumerCo. NTL will issue as aggregate consideration approximately 84,915,768 shares of NTL common stock and pay approximately UK Pound 2.85 billion in cash to CWC shareholders, plus cash payments for CWC fractional shares. In connection with the CWC ConsumerCo acquisition, NTL has entered into two bank credit facilities with Chase Manhattan plc and Morgan Stanley Dean Witter as Arrangers and Joint Book Managers to refinance indebtedness and for working capital purposes.

        (ii) On May 30, 2000, NTL completed an investment by France Telecom of $4.5 billion, which was previously announced on July 26, 1999. NTL issued and sold to France Telecom 42,229,730 shares of common stock at a per share price of $59.20 and 2,000,000 shares of 5% Cumulative Participating Convertible Preferred Stock, Series B (the "Series B Preferred Stock"), having an aggregate liquidation preference of $2,000,000,000, a conversion price of $80.00 per share and a redemption price of $96.00 per share, in each case, as adjusted for stock splits prior to the time of issuance. On August 6, 1999, NTL and France Telecom agreed that the aggregate consideration of $4.5 billion would be payable by France Telecom at completion in UK Pounds which was fixed on August 6, 1999 at UK Pound 2.8 billion.

        (iii) NTL will use the proceeds from the France Telecom investment, as well as NTL's existing cash resources to fund the cash portion of the payments to CWC shareholders.

        (iv) NTL plans to integrate the CWC ConsumerCo operations and facilities into NTL's existing cable operations and franchise areas, as well as continuing to operate the franchises currently being operated by CWC.

        (v) The press release relating to the completion of the CWC ConsumerCo acquisition and the France Telecom investment by NTL is attached hereto as Exhibit 99 and is incorporated herein by reference.

        (vi) As part of the agreements relating to the CWC ConsumerCo acquisition and the France Telecom investment, NTL agreed to exempt Cable & Wireless plc and France Telecom S.A., respectively, from the definition of an "Acquiring Person" as that term is defined in the NTL Rights Agreement in respect of shares of NTL common stock issued, including with respect to France Telecom, shares of NTL common stock issuable upon conversion or redemption of, or payable as a dividend on the Series B Preferred Stock or any other series of convertible preferred stock having terms substantially similar to the Series B Preferred Stock and issued as a dividend on the Series B Preferred Stock and any later series of convertible preferred stock which were initially issued as a dividend on the Series B Preferred Stock as consideration in the CWC ConsumerCo acquisition and the France Telecom investment, respectively. A copy of Amendment No. 5, dated May 25, 2000 to the Rights Agreement, dated October 13, 1993, as amended, by and between NTL Incorporated and Continental Stock Transfer & Trust Company exempting Cable & Wireless plc and France Telecom S.A. from the definition of an "Acquiring Person" as that term is defined in the NTL Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

        (vii) NTL will file with the Securities and Exchange Commission the financial statements of CWC ConsumerCo required under Item 7(a) to Form 8-K and the pro forma financial information required under Item 7(b) to Form 8-K within the time period permitted by Item 7(a)(4) to Form 8-K for filing such information.


Item 5.  Other Events.

        On May 18, 2000, NTL Incorporated completed a corporate restructuring to create a holding company structure. The holding company restructuring was accomplished through a merger under Section 251(g) of the Delaware General Corporation Law so that all stockholders of NTL at the effective time of the merger became stockholders of the new holding company, and NTL became a subsidiary of the new holding company. The formation of the holding company was previously announced as part of NTL's acquisition of CWC ConsumerCo which transaction completed on May 30, 2000. A copy of Amendment No. 4, dated May 17, 2000 to the Rights Agreement, dated October 13, 1993, as amended, by and between NTL Incorporated and Continental Stock Transfer & Trust Company exempting the new holding company from the definition of an "Acquiring Person" as that term is defined in the Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Exhibit

        4.1 Amendment No. 5, dated May 25, 2000 to the Rights Agreement, dated October 13, 1993, as amended, by and between NTL Incorporated and Continental Stock Transfer & Trust Company

        4.2 Amendment No. 4, dated May 17, 2000 to the Rights Agreement, dated October 13, 1993, as amended, by and between NTL Incorporated and Continental Stock Transfer & Trust Company

        99     Press release, issued May 30, 2000



                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NTL INCORPORATED
                                    (Registrant)


                                    By: /s/ Richard J. Lubasch
                                        -----------------------------------
                                        Name:   Richard J. Lubasch
                                        Title:  Executive Vice President,
                                                General Counsel and Secretary

Dated: May 30, 2000



                               EXHIBIT INDEX

Exhibit

   4.1 Amendment No. 5, dated May 25, 2000 to the Rights Agreement, dated October 13, 1993, as amended, by and between NTL Incorporated and Continental Stock Transfer & Trust Company

   4.2 Amendment No. 4, dated May 17, 2000 to the Rights Agreement, dated October 13, 1993, as amended, by and between NTL Incorporated and Continental Stock Transfer & Trust Company

   99          Press release, issued May 30, 2000